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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 19, 2002

EARL SCHEIB, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	1-4822 (Commission File Number)	95-1759002 (IRS Employer Identification No.)

15206 Ventura Boulevard Suite 200 Sherman Oaks, California (Address of principal executive offices)	91403 (Zip Code)

(818) 981-9992 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

On June 19, 2002, the Board of Directors of Earl Scheib, Inc., a Delaware corporation (the "Company"), upon recommendation of its Audit Committee, dismissed Arthur Andersen LLP as the Company's principal independent accountant which audited the Company's prior financial statements effective as of June 19, 2002.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of, and for, the fiscal years ended April 30, 2000, and April 30, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years of the Company ended April 30, 2001, and the subsequent interim period to June 19, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended April 30, 2001, and the subsequent interim period to June 19, 2002.

The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. A letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 19, 2002, stating its agreement with the foregoing statements is attached as Exhibit 16.1.

On June 19, 2002, the Company engaged Ernst & Young LLP to be its independent auditors effective as of June 19, 2002. During the two most recent fiscal years of the Company ended April 30, 2001, and the subsequent interim period to June 19, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5. Other Events and Regulation FD Disclosure.

The Company recently established the date for its upcoming 2002 Annual Meeting of Shareholders. The Annual Meeting will take place on August 29, 2002. The record date to determine those shareholders entitled to vote at, and attend, the Annual Meeting is July 5, 2002.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Copy of letter from Arthur Andersen LLP addressed to the Securities and Exchange Commission dated June 19, 2002, stating that Arthur Andersen LLP agrees with the statements made by Earl Scheib, Inc. in paragraphs 1 through 5 of Item 4 of its Form 8-K dated June 19, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARL SCHEIB, INC. (Registrant)

Date: June 19, 2002	By:	/s/ CHRISTIAN K. BEMENT
	Name:	Christian K. Bement
	Title:	President and Chief Executive Officer

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FORM 8-K
  Item 4. Changes in Registrant's Certifying Accountant.
  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES